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                                                                   EXHIBIT 10.43







                            CENTRUM INDUSTRIES, INC.

                      DIRECTORS DEFERRED COMPENSATION PLAN





















                             Effective June 10, 1998


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                            CENTRUM INDUSTRIES, INC.
                      DIRECTORS DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                            PAGE

1.       PURPOSE .............................................................1

2.       DEFINITIONS .........................................................1

3.       ADMINISTRATION ......................................................2

4.       ELIGIBILITY AND PARTICIPATION .......................................2

5.       DEFERRAL ELECTIONS ..................................................2

6.       ACCOUNTS ............................................................2

7.       PAYMENT OF ACCOUNT BALANCES .........................................3

8.       AMENDMENT AND TERMINATION OF THE PLAN ...............................3

9.       MISCELLANEOUS .......................................................4





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                            CENTRUM INDUSTRIES, INC.
                      DIRECTORS DEFERRED COMPENSATION PLAN

1.       PURPOSE.

         The purpose of this Centrum Industries, Inc. Directors Deferred Compensation Plan is to permit certain members of the Board of Directors of Centrum Industries, Inc. and certain companies affiliated with it to elect to defer receipt of all or part of their compensation.

2.       DEFINITIONS.  As used herein:

         "Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect a Director's interest in the Plan;

         "Affiliate" means each corporation (or limited liability company, partnership, or other unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by the Company;

         "Board" means the Board of Directors of the Company;

         "CEO" means the Chief Executive Officer of the Company;

         "Committee" means a committee, composed of officers and directors of the Company who are not eligible to participate in the Plan, appointed by the Board to administer the Plan;

         "Company" means Centrum Industries, Inc., a Delaware corporation;

         "Compensation" means any fees (including meeting attendance fees) and/or other form of current cash remuneration for services rendered to or on behalf of the Company by a Director solely in his capacity as such;

         "Deferral Election" means an election made by a Director pursuant to and in accordance with Section 5 of the Plan;

         "Director" means a member of the Board, or a person who is a director or the equivalent of or with respect to an Affiliate, eligible to participate in the Plan pursuant and in accordance with to Section 4 of the Plan;

         "Plan" means this Centrum Industries, Inc. Directors Deferred Compensation Plan, as from time to time in effect; and

         Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.




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3.       ADMINISTRATION.

         The Plan shall be administered by the Committee. The administrative powers of the Committee shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize the CEO to adopt, modify, and/or rescind) any rules, determinations, policies, or procedures deemed necessary or appropriate for the maintenance and administration of the Plan.

4.       ELIGIBILITY AND PARTICIPATION.

         Any member of the Board or any person who is a director or the equivalent of or with respect to an Affiliate who is not an employee of the Company or of any Affiliate shall be eligible to participate in this Plan.

5.       DEFERRAL ELECTIONS.

         5.1 Each Director may elect from time to time, by written notice to the CEO, to defer his receipt, subject to the provisions of the Plan, of all or any specified part, up to and including 100 percent, of his Compensation to be earned thereafter.

         5.2 A Director may elect prospectively to change the rate of or revoke his Deferral Election with respect to his Compensation to be earned in the future at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee. Until so changed or revoked, a Director's Deferral Election shall remain in effect with respect to all Compensation earned by the Director after the date thereof.

         5.3 Notwithstanding the foregoing provisions of this Section 5, a Director may make a Deferral Election with respect to all or any specified part of any unpaid Compensation by written notice to the CEO given within one month after the date on which this Plan is initially adopted or, if later, within one month after the date on which such Director first becomes eligible to participate in this Plan.

6.       ACCOUNTS.

         6.1 All amounts deferred under the Plan shall be credited by the Company, as of the date such amounts would otherwise be payable to the Director in the absence of a Deferral Election, to the Director's Account and shall, until paid or distributed in full, accrue interest, compounded quarterly, at an annual rate equal from time to time to the prime rate reported under "Money Rates" in the Wall Street Journal or at such other rate as the Committee may at any time and from time to time designate prospectively.

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         6.2 The Company shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Company, but the Committee may, in its discretion, direct the establishment of any trusteed, insured, or other payment arrangement from which the Company's obligations as to a Director under the Plan may be paid. No Director, beneficiary, estate, or other person claiming through or under a Director shall have any legal or beneficial property interest whatsoever in any assets of the Company or in any such payment arrangement which may be established at the direction of the Committee except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Company and any person, or any collateral security for the Company's obligations under the Plan. To the extent that a Director or any other person acquires a right to receive any payment from the Company under this Plan, such right shall be no greater than that of any other unsecured general creditor of the Company. The Company shall provide to each Director who has made any Deferral Election, at least annually, a statement of his Account balance.

7.       PAYMENT OF ACCOUNT BALANCES.

         The entire amount credited to a Director's Account, including accrued interest to the date of payment, shall become payable upon termination of the Director's membership on the Board for any reason. Amounts so payable shall be paid to the Director in cash in a lump sum or, if and to the extent the Director has so elected in writing at the time of his Deferral Elections, in such number, not to exceed 15, of equal annual installments as the Director has so elected plus interest on the unpaid balance at the rate from time to time called for under Section 6.1 of the Plan. In the event of a Director's death before his Account plus interest has been paid to him in full, the entire amount then credited to his Account, including accrued interest to the date of payment, shall be paid in cash in a lump sum to the beneficiary or beneficiaries named by him in a written designation filed with the Company (or, in the absence of such a designation, to his estate). All payments hereunder shall be made or commenced as soon as practicable after a Director's termination of Board membership but in no event later than March 31 of the following year.

8.       AMENDMENT AND TERMINATION OF THE PLAN.

         The Board or the Committee may at any time and from time to time amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension, or termination may, without the consent of any Director affected thereby, have any adverse retroactive effect on the rights of any such Director (or any person claiming through or under him) under the Plan unless required by applicable law.

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9.       MISCELLANEOUS.

         9.1 At the request of a Director for whom an Account has been established hereunder or on its own initiative, the Committee may, at any time and in its sole and unlimited discretion, accelerate the payment of all or any part of a Director's Account balance.

         9.2 Nothing in the Plan shall confer on any Director any right to continue as a member of the Board.

         9.3 Rights under the Plan shall not be assignable or transferable or subject to encumbrance or charge of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designation, by will or the laws of descent and distribution. If any Director shall attempt to assign, transfer, encumber or charge any such right in contravention of the foregoing, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall thereupon be forfeited by the Director and pass to such one or more persons as may be designated by the Committee from among the Director and any spouse, child, or more remote lineal descendant of such Director.

         9.4 The Company shall have the right to deduct from any amount payable under this Plan and/or from any other compensation payable to a Director at any time, any taxes required by law to be withheld with respect to any such amount payable hereunder.

         9.5 The Plan shall be binding on and inure to the benefit of the Company, each Director, and every person claiming through or under a Director, and their respective heirs, successors, and assigns.

         9.6 The laws of the State of Ohio and, to the extent applicable, the General Corporation Law of the State of Delaware, shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Plan regardless of the law that might be applied under principles of conflicts of laws.

         9.7 Deferral Elections under the Plan are intended to defer Directors' recognition of income, for income tax purposes under the Internal Revenue Code of 1986, as amended, until their actual receipt of payments from their Accounts. The Plan shall be interpreted and administered in a manner consistent with such intent.


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         9.8 This Plan shall be effective on and after June 10, 1998.

                  IN WITNESS WHEREOF, the Board has caused this Plan to be executed by a duly authorized officer of the Company this ____ day of ___________________, 1998.

                                               CENTRUM INDUSTRIES, INC.

                                               By_____________________________
                                                        President
Attest:


_____________________________
         Secretary
























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